Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit10.24BF

ONE HUNDRED EIGHTH AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

csg SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This One Hundred Eighth Amendment (the “Amendment”) is made by and between CSG Systems, Inc. (“CSG”), and Charter Communications Holding Company, LLC, as successor in interest to Time Warner Cable Inc. (“Customer”).  CSG and Customer entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003 (CSG document no. 1926320), and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree as follows, as of the Effective Date (defined below):

1.    CSG and Customer, pursuant to good faith negotiations and discovery related to acquisition of Time Warner Cable Inc., agree to the following:

CSG and Customer acknowledge and agree that CSG provides Products and Services pursuant to a CSG Master Subscriber Management Systems Agreement as amended between CSG and Charter Communications Holding Company, LLC (CSG document no. 2298875) (the "Charter Agreement").  CSG and Customer agree that the Connected Subscribers (as defined in the Charter Agreement) under the Charter Agreement will be used to determine the applicable CSC under this Agreement.  As a matter of clarification, the Connected Subscribers under the Charter Agreement will be used for the purpose of determining the combined total number of Connected Subscribers that CSG supports under this Agreement and the Charter Agreement for the limited purpose of determining the applicable rate within the tiered pricing table for the Monthly Connected Subscriber Charge (per Connected Subscriber) for Video and Non-Rated High-Speed Data as set forth in Schedule F, FEES, CSG SERVICES, Section I.A.1. and the Monthly fee for Voice Services (per Connected Subscriber) as set forth in Schedule F, FEES, VOICE SERVICES, Section I.A. that will be applied for invoicing for the provision of Processing Services for the Connected Subscribers.  Unless otherwise agreed by Customer and CSG pursuant to a duly executed amendment to this Agreement, the foregoing shall only apply for the period commencing ****** *, ****, and continuing through ******** **, ****.

2.    Charter Communications, Inc., by its signature below, acknowledges and agrees that it is fully and wholly liable to CSG for Customer's performance under the Agreement.

[Signature Page Follows]

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

THIS AMENDMENT is executed as of the day and year last signed below (the “Effective Date").

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Gregory L. Cannon
Name: Mike Ciszek	Name: Gregory L. Cannon
Title: SVP, Billing Strat & Opns	Title: SVP, Secretary & General Counsel
Date: 7/15/16	Date: 7/19/16